Exhibit 10.16
RESTRICTED STOCK AGREEMENT
     THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of the ___ day of ___, 2006 (the “Date of Grant”), between CONCHO RESOURCES INC., a Delaware corporation (the “Company”), and ___ (the “Employee”).
     1. Award. Pursuant to the CONCHO RESOURCES INC. 2006 STOCK INCENTIVE PLAN (the “Plan”), as of the Date of Grant, ___ shares (the “Restricted Shares”) of the Company’s common stock, par value $0.001 per share, shall be issued as hereinafter provided in the Employee’s name subject to certain restrictions thereon. The Restricted Shares shall be issued upon acceptance hereof by the Employee and upon satisfaction of the conditions of this Agreement. The Employee acknowledges receipt of a copy of the Plan, and agrees that this award of Restricted Shares shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof.
     2. Definitions. Capitalized terms used in this Agreement that are not defined below or in the body of this Agreement shall have the meanings given to them in the Plan. In addition to the terms defined in the body of this Agreement, the following capitalized words and terms shall have the meanings indicated below:
     (a) “Change of Control” shall mean:
     (i) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of Company to another entity if, in any such case, (1) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event or (2) the persons who were members of the Board immediately prior to such transaction or event shall not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event;
     (ii) the dissolution or liquidation of the Company;
     (iii) when any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, other than an Excluded Person acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the combined voting power of the outstanding securities of the Company; or

     (iv) as a result of or in connection with a contested election of directors, the persons who were members of the Board immediately before such election shall cease to constitute a majority of the Board.
For purposes of the preceding sentence, (1) “resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common stock of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, and (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change of Control, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity.
     (b) “Disability” shall mean the Employee’s disability entitling the Employee to benefits under the long-term disability plan maintained by the Company or an Affiliate; provided, however, that if the Employee is not eligible to participate in such plan, then the Employee shall be considered to have incurred a “Disability” if and when the Committee determines in its discretion that the Employee is permanently and totally unable to perform his or her duties for the Company or any Affiliate as a result of any medically determinable physical or mental impairment as supported by a written medical opinion to the foregoing effect by a physician selected by the Committee.
     (c) “Earned Shares” means the Restricted Shares after the lapse of the Forfeiture Restrictions without forfeiture.
     (d) “Excluded Person” means Chase Oil Corporation, Yorktown Partners LLC, and their respective affiliates. For purposes of this Section 2(d), (i) an “affiliate” of an entity means any other person or entity that, directly or indirectly, controls, is controlled by or is under common control with, such specified entity through one or more intermediaries or otherwise, and (ii) “control” means, where used with respect to any person or entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.
     (e) “Forfeiture Restrictions” shall have the meaning specified in Section 3(a) hereof.
     (f) “Involuntary Termination” shall mean any termination of the Employee’s employment with the Company which does not result from a resignation by the Employee; provided, however, the term “Involuntary Termination” shall not include a Termination for Cause or a termination as a result of death or Disability.
     (g) “Termination for Cause” shall mean the termination of the Employee’s employment with the Company based on a determination by the Committee (or its delegate) that the Employee (i) has engaged in gross negligence, gross incompetence or willful misconduct in the performance of his or her duties with respect to the Company or any Affiliate, (ii) has refused without proper legal reason to perform his or her duties and responsibilities to the Company or any Affiliate faithfully and to the best of his or her abilities, (iii) has materially breached any material provision of a written employment agreement or corporate policy or code of conduct established by the Company or any Affiliate, (iv) has willfully engaged in conduct that is materially injurious to the Company or any Affiliate, (v) has failed to meet the performance objectives or standards established for his or her job position by his or her employer, (vi) has committed an act of fraud, embezzlement or willful breach of a fiduciary duty to the Company or any Affiliate, or (vii) has been convicted of (or pleaded no contest to) a crime involving fraud, dishonesty or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).
     3. Restricted Shares. The Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:
     (a) Forfeiture Restrictions. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, and in the event of termination of the Employee’s employment with the Company for any reason other than death, Disability, or Involuntary Termination, the Employee shall, for no consideration, forfeit to the Company all Restricted Shares. The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of employment as provided in the preceding sentence are herein referred to as the “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.
     (b) Lapse of Forfeiture Restrictions. Provided that the Employee has been continuously employed by the Company from the Date of Grant through the lapse date described in this sentence, the Forfeiture Restrictions shall lapse with respect to 100% of the Restricted Shares on the earlier of (i) the third annual anniversary of the Date of Grant, (ii) the date upon which a Change of Control occurs, or (iii) the date upon which the Employee’s employment with the Company is terminated by reason of death, Disability, or Involuntary Termination.
     (c) Certificates. A certificate evidencing the Restricted Shares shall be issued by the Company in the Employee’s name, pursuant to which the Employee shall have all of the rights of a stockholder of the Company with respect to the Restricted Shares, including, without limitation, voting rights and the right to receive dividends (provided, however, that dividends paid in shares of the Company’s stock shall be subject to the Forfeiture Restrictions and further provided that dividends that are paid other than in shares of the Company’s stock shall be paid no later than the end of the calendar year in which the dividend for such class of stock is paid to stockholders of such class or, if later, the 15th day of the third month following the date the dividend is paid to stockholders of such class of stock). The Employee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and a breach of the terms of this Agreement shall cause a forfeiture of the Restricted Shares. The certificate shall be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this Agreement. On the Date of Grant, the Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend (except for any legend required pursuant to applicable securities laws or any other agreement to which the Employee is a party) in the name of the Employee in exchange for the certificate evidencing the Restricted Shares.
     (d) Corporate Acts. The existence of the Restricted Shares shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 3(a) hereof shall not apply to the transfer of Restricted Shares pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Shares for all purposes of this Agreement, and the certificates representing such stock, securities or other property shall be legended to show such restrictions.
     4. Transfer Restrictions; Repurchases. In addition to the other restrictions set forth in this Agreement, the Restricted Shares and the Earned Shares shall be subject to the transfer restrictions, repurchase provisions and other terms and conditions set forth in Exhibit A attached hereto. The Employee agrees that the Employee and the Employee’s spouse, if any, will, at any time and from time to time as requested by the Company, execute and deliver to the Company such other documents and instruments, if any, as the Committee or the Board, in their discretion, may require to evidence such persons’ agreement to be bound by the terms of Exhibit A. The terms and conditions of Exhibit A shall survive the termination of this Agreement. Notwithstanding anything to the contrary in this Section 4 or Exhibit A, (a) neither this Section 4 nor the terms of Exhibit A shall apply if the Restricted Shares and the Earned Shares are subject to or bound by the terms of that certain Stockholders’ Agreement among the Company and certain securityholders thereof dated February 27, 2006 (the “Stockholders’ Agreement”) and (b) this Section 4 and Exhibit A (other than Section 7 of Exhibit A) shall cease to apply on the date upon which the Company (or a successor thereto) first becomes publicly held. For purposes of the preceding sentence, the Company (or a successor thereto) shall be considered “publicly held” if the securities that are of the same class as the Common Stock (or the securities for which the Common Stock are exchanged as described in Paragraph IX of the Plan) shall be registered under Section 12 of the Exchange Act.
     5. Withholding of Tax. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in compensation income or wages to the Employee for federal, state or local tax purposes, the Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its minimum obligation under applicable tax laws or regulations, and if the Employee fails to do so, the Company is authorized to withhold from any cash or stock remuneration (including withholding any Restricted Shares or Earned Shares distributable to the Employee under this Agreement) then or thereafter payable to the Employee any tax required to be withheld by reason of such resulting compensation income or wages. The Employee acknowledges and agrees that the Company is making no representation or warranty as to the tax consequences to the

Employee as a result of the receipt of the Restricted Shares, the lapse of any Forfeiture Restrictions or the forfeiture of any Restricted Shares pursuant to the Forfeiture Restrictions.
     6. Status of Stock. The Employee agrees that the Restricted Shares and Earned Shares issued under this Agreement will not be sold or otherwise disposed of in any manner which would constitute a violation of the terms and provisions of Exhibit A or the Stockholders’ Agreement, as applicable, or any applicable federal or state securities laws. The Employee also agrees that (a) the certificates representing the Restricted Shares and Earned Shares may bear such legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions and to assure compliance with the terms and provisions of this Agreement, Exhibit A or the Stockholders’ Agreement, as applicable, and applicable securities laws, (b) the Company may refuse to register the transfer of the Restricted Shares or Earned Shares on the stock transfer records of the Company if such proposed transfer would constitute a violation of the Forfeiture Restrictions, Exhibit A or the Stockholders’ Agreement, as applicable, or, in the opinion of counsel satisfactory to the Company, of any applicable securities law, and (c) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.
     7. Employment Relationship. For purposes of this Agreement, the Employee shall be considered to be in the employment of the Company as long as the Employee remains an employee of either the Company or an Affiliate. Without limiting the scope of the preceding sentence, it is specifically provided that the Employee shall be considered to have terminated employment with the Company at the time of the termination of the “Affiliate” status of the entity or other organization that employs the Employee. Nothing in the adoption of the Plan, nor the award of the Restricted Shares thereunder pursuant to this Agreement, shall confer upon the Employee the right to continued employment by the Company or affect in any way the right of the Company to terminate such employment at any time. Unless otherwise provided in a written employment agreement or by applicable law, the Employee’s employment by the Company shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Employee or the Company for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and its determination shall be final.
     8. Conditions to Plan Participation and Receipt of Restricted Shares. In consideration of the grant of the Restricted Shares, and in order to protect the interests of the Company, its Affiliates, and their respective equity holders and employees, the Employee acknowledges and agrees that it is a condition precedent to his or her right to participate in, continue to participate in, and receive benefits under the Plan (including receipt of the Restricted Shares) that (a) the Employee shall at all times comply with laws (whether domestic or foreign) applicable to the Employee’s actions on behalf of the Company or any Affiliate, (b) the Employee shall not commit any action that results in the Employee’s employment being subject to a Termination for Cause, and (c) the Employee shall at all times fully and faithfully comply with all material covenants and agreements set forth in this Agreement. By entering into this Agreement, the parties hereto agree that the conditions to participation in the Plan set forth in this Section are an essential component of the Plan and this Agreement, and it is their intent that such conditions not be severed from the other terms and provisions of the Plan and this Agreement.
     9. Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of the Employee, such notices or communications shall be effectively delivered if hand delivered to the Employee at the Employee’s principal place of employment or if sent by registered or certified mail to the Employee at the last address the Employee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.
     10. Entire Agreement; Amendment. This Agreement replaces and merges all previous agreements and discussions relating to the same or similar subject matters between the Employee and the Company and constitutes the entire agreement between the Employee and the Company with respect to the subject matter of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of the Company or by any written agreement unless signed by an officer of the Company who is expressly authorized by the Company to execute such document.
     11. Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Employee. The provisions of Sections 4 and 6 shall survive the lapse of the Forfeiture Restrictions without forfeiture.
     12. Controlling Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of law principles thereof, or, if applicable, the laws of the United States.
[Signatures begin on next page.]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Employee has executed this Agreement, all as of the date first above written.

CONCHO RESOURCES INC.

By:

Steven L. Beal President

EMPLOYEE
SPOUSAL CONSENT
     Employee’s spouse, if any, is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and its binding effect upon any marital or community property interests he/she may now or hereafter own, and agrees that the termination of his/her and Employee’s marital relationship for any reason shall not have the effect of removing any Restricted Shares and Earned Shares otherwise subject to this Agreement from coverage hereunder and that his/her awareness, understanding, consent and agreement are evidenced by his/her signature below.

Signature of Spouse

Printed Name of Spouse

EXHIBIT A TO
RESTRICTED STOCK AGREEMENT
PROVISIONS RELATING TO TRANSFERS; REPURCHASES
     Capitalized terms used in this Exhibit and not otherwise defined herein shall have the meaning given to them in Section 9 of this Exhibit. Unless the context requires otherwise, all references in this Exhibit to Sections refer to the Sections of this Exhibit.
     1. General Rule. Other than the Earned Shares, none of the Restricted Shares may be Transferred unless such Transfer is described in the last sentence of Section 3(d) of the Restricted Stock Agreement to which this Exhibit is attached (the “Restricted Stock Agreement”). The Employee may not Transfer all or any portion of the Earned Shares other than in accordance with the terms of this Exhibit, and any attempted Transfer of the Earned Shares that is not in accordance with this Exhibit shall be, and is hereby declared, null and void and will not be recognized by the Company. Subject to the provisions of Section 6, nothing in this Exhibit shall prohibit a Permitted Transfer of Earned Shares.
     2. Right of First Refusal.
     (a) The provisions of Section 2(b) shall not apply to (i) repurchases of Earned Shares by the Company to the extent covered in Section 5, (ii) a Transfer of Earned Shares as part of a Sale of the Company Transaction, which is covered in Section 3, (iii) a Transfer of Earned Shares as part of a Merger Transaction, which is covered in Section 4, or (iv) a Permitted Transfer of Earned Shares.
     (b) If the Employee desires to Transfer any Earned Shares to any Person (including another stockholder of the Company), pursuant to an offer made by another Person (an “Acquisition Proposal”), then, before selling such shares, the Employee shall first offer to sell to the Company the Earned Shares the Employee desires to sell to the offering party on the same terms as offered by the offering party (except that any non-cash consideration offered by the offering party may be paid in cash by the Company). The Employee shall promptly notify the Company in writing if the Employee desires to Transfer any Earned Shares to another Person. The Employee shall ensure that such notice (the “Disposition Notice”) sets forth the following information in respect of the proposed Transfer: the name and address of the prospective buyer (the “Proposed Transferee”), the number of Earned Shares such buyer proposes to acquire pursuant to the Acquisition Proposal (the “Subject Shares”), the per-share purchase price offered by such Proposed Transferee and reasonable detail concerning any non-cash portion of the proposed purchase price, if any.
     (c) The giving of a Disposition Notice by the Employee to the Company shall constitute an offer by the Employee to sell all of the Subject Shares to the Company on the terms and conditions set forth in the Disposition Notice, except that the Company may pay cash in lieu of any non-cash consideration described in the Acquisition Proposal. The amount of cash payable in lieu of non-cash consideration shall equal the fair market value of the non-cash consideration determined in good faith by the Board within 15 days after the Company receives the Disposition Notice. The Board’s determination shall be final and binding for these purposes so long as its valuation is made using a reasonable and recognized valuation methodology. The option granted to the Company is only exercisable for 15 days after the Company’s receipt of the Disposition Notice unless the Board must determine the fair market value of any non-cash consideration, in which case the option shall be exercisable for 15 days after the Board makes its determination. If the Company elects to exercise the option, the Company shall communicate in writing such election to the Employee before the applicable 15-day period described above. The written election of the Company to purchase shall constitute its irrevocable acceptance of the offer set forth in the Disposition Notice with respect to all or a portion of the Subject Shares it elects to purchase.
     (d) The closing of the purchase and sale of the Subject Shares to the Company pursuant to this Section 2 shall be at 9:00 a.m. on the 20th Business Day following the date the Company gives the Employee the election notice described in subsection (c) above. However, the Company and the Employee may mutually agree on a different closing date. At the closing, the consideration to be paid by the Company in accordance with Section 2(c) shall be delivered by the Company to the Employee, and the Employee shall represent and warrant to the Company that the Subject Shares are free and clear of all liens, encumbrances and adverse claims. The Employee shall deliver to the Company the stock certificates representing the Subject Shares accompanied by duly executed stock powers and such other matters as are deemed reasonably necessary by the Company for the proper transfer of the Subject Shares. The Company and the Employee shall cooperate in good faith in obtaining all necessary governmental and other third-person approvals, waivers and consents required for the closing.
     (e) If the Company does not elect to purchase the Subject Shares in accordance with the provisions of this Section 2, the Employee shall be free to Transfer the Subject Shares so long as the Transfer is on the same terms and to the same buyer as the Employee described in the Disposition Notice. The Transfer to such buyer must comply with the conditions described in Section 6. If the Transfer to such buyer is not completed within 60 days after the Employee delivers the Disposition Notice to the Company, the Employee will not be allowed to Transfer the Subject Shares without repeating the procedures described in this Section 2.
     3. Sale of the Company Transaction.
     (a) If, in connection with any Sale of the Company Transaction, the holders of a majority of the shares of the Common Stock then outstanding and entitled to vote on such matter approve such transaction, then the Employee agrees to, in the case of a stock sale or stock exchange, Transfer to the buyer or, in the case of a recapitalization, Transfer to the Company, a number of Earned Shares equal to the product (rounded to the nearest whole share) of (i) the aggregate number of shares of Common Stock proposed to be acquired by the buyer or to be repurchased by the Company, as applicable, and (ii) a fraction, the numerator of which equals the number of Earned Shares owned by the Employee, and the denominator of which equals the total number of outstanding shares of Common Stock owned by all Persons including the Employee.
     (b) In connection with a Transfer described in this Section 3, the Employee shall (i) only be required to represent and warrant as to the unencumbered title to his or her Earned Shares subject to the Transfer, (ii) be required to bear the Employee’s pro rata share of any post-closing indemnity obligations, (iii) be subject to the same post-closing purchase price adjustments, escrow terms, offset rights and holdback terms as the other holders of Common Stock of the Company and (iv) be required to deliver customary Transfer documentation.
     (c) The Employee shall take such other actions as may be reasonably required and otherwise cooperate in good faith with the Company and the other stockholders of the Company in connection with consummating the proposed Sale of the Company Transaction.
     (d) To the extent elected by the Company, all of the consideration payable to all of the selling stockholders of the Company in a Sale of the Company Transaction first shall be aggregated by the Company, as disbursing agent, before distributing any such consideration to any of the stockholders of the Company. The Company, acting solely as the disbursing agent of the stockholders of the Company, shall then distribute the aggregate consideration to the stockholders of the Company in the same manner and order of priority that such consideration would have been distributed had such distribution been made in complete liquidation of the Company in accordance with the various liquidation preferences and liquidation amounts governing the various classes or series of capital stock of the Company.
     (e) If the Sale of the Company Transaction involves the issuance of any stock or other equity consideration in a transaction not involving a public offering and the Employee is not an accredited investor (as defined under Rule 501 of Regulation D of the Securities Act), then the Company (at the direction of the Board or request of the holders of a majority of the shares of Common Stock to be sold in such transaction) may require the Employee (i) to receive solely cash in such transaction, (ii) to otherwise be cashed out (by repurchase or otherwise) by the Company or any other stockholder of the Company prior to the consummation of such transaction and/or (iii) to appoint a purchaser representative (as contemplated by Rule 506 of Regulation D of the Securities Act) selected by the Company to act on behalf of the Employee.
     (f) The Employee hereby makes, constitutes and appoints the Secretary of the Company as the Employee’s true and lawful attorney-in-fact for the Employee and in the Employee’s name, place, and stead and for the Employee’s use and benefit, to sign, execute, certify, acknowledge, swear to, file and record any instrument that is now or may hereafter be deemed necessary by the Company in its reasonable discretion to carry out fully the provisions and the agreements, obligations and covenants of the Employee in this Section 3. The Employee hereby gives such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the Employee’s obligations and agreements pursuant to this Section 3 as fully as the Employee might or could do personally, and hereby ratifies and confirms all that any such attorney-in-fact shall lawfully do or cause to be done by virtue of the power of attorney granted hereby. The power of attorney granted pursuant to this Section 3(f) is a special power of attorney, coupled with an interest, and is irrevocable, and shall survive the bankruptcy, insolvency, disability or death of the Employee.
     4. Merger Transaction.
     (a) In connection with any transaction whereby the Company would merge or consolidate with and into a Person that is not the Company’s parent or an Affiliate thereof or in connection with a sale of all or substantially all of the assets of the Company (each, a “Merger Transaction”) that has been approved by a majority of the holders of Common Stock entitled to vote for the approval of such Merger Transaction, the Employee agrees that he or she will irrevocably consent to, vote in favor of and participate in such Merger Transaction on the same terms and conditions as are applicable to the other holders of Common Stock.
     (b) In connection with any Merger Transaction, the Employee shall (i) only be required to represent and warrant as to the unencumbered title to her or her Earned Shares subject to the Merger Transaction, (ii) be required to bear the Employee’s pro rata share of any post-closing indemnity obligations, (iii) be subject to the same post-closing purchase price adjustments, escrow terms, offset rights and holdback terms as the other holders of Common Stock of the Company and (iv) be required to deliver customary stock powers, letters of transmittal or other similar Transfer documentation. The Employee agrees that he or she will take such actions as may be reasonably required and otherwise cooperate in good faith with the Company and the other stockholders of the Company in connection with consummating the proposed Merger Transaction.
     (c) To the extent elected by the Company, all of the consideration payable to the stockholders of the Company in a Merger Transaction first shall be aggregated by the Company, as disbursing agent, before distributing any such consideration to any of the stockholders of the Company. The Company, acting solely as the disbursing agent of the stockholders of the Company, shall then distribute the aggregate consideration to the stockholders of the Company in the same manner and order of priority such consideration would have been distributed had such distribution been made in complete liquidation of the Company in accordance with the various liquidation preferences and liquidation amounts governing the various classes or series of capital stock of the Company.
     (d) If the Merger Transaction involves the issuance of any stock consideration in a transaction not involving a public offering and the Employee is not an accredited investor (as defined under Rule 501 of Regulation D of the Securities Act), then the Company (at the direction of the Board or request of the holders of a majority of shares of Common Stock entitled to vote on the merger) may require the Employee (i) to receive solely cash in such transaction, (ii) to otherwise be cashed out (by repurchase or otherwise) by the Company or any other stockholder of the Company prior to the consummation of such transaction and/or (iii) to appoint a purchaser representative (as contemplated by Rule 506 of Regulation D of the Securities Act) selected by the Company to act on behalf of the Employee.
     (e) The Employee shall not have any dissenters’ or appraisal rights with respect to Earned Shares required to be sold in any Merger Transaction, and the Employee hereby releases and waives, and will execute such further instruments as the Company reasonably requests to further evidence the release and waiver of such rights.
     (f) The Employee hereby makes, constitutes and appoints the Secretary of the Company as the Employee’s true and lawful attorney-in-fact for the Employee and in the Employee’s name, place, and stead and for the Employee’s use and benefit, to sign, execute, certify, acknowledge, swear to, file and record any instrument that is now or may hereafter be deemed necessary by the Company in its reasonable discretion to carry out fully the provisions and the agreements, obligations and covenants of the Employee in this Section 4. The Employee hereby gives such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the Employee’s obligations and agreements pursuant to this Section 4 as fully as the Employee might or could do personally, and hereby ratifies and confirms all that any such attorney-in-fact shall lawfully do or cause to be done by virtue of the power of attorney granted hereby. The power of attorney granted pursuant to this Section 4(f) is a special power of attorney, coupled with an interest, and is irrevocable, and shall survive the bankruptcy, insolvency, disability or death of the Employee.
     5. Repurchase Options.
     (a) Employee Repurchase Event. Within 30 days after the occurrence of any Employee Repurchase Event, the Employee or his or her personal representative (in the event of the Employee’s death or disability), as applicable, shall give written notice of such event to the Company. The failure of the Employee or the Employee’s personal representative to give such notice shall in no way prevent the Company from exercising its rights under this Section 5(a). During the 60-day period following the Company’s receipt of written notice of the Employee Repurchase Event (or actual knowledge of the occurrence of an Employee Repurchase Event), the Company may purchase, at its sole election, all or any portion of the Earned Shares held by the Employee, by the Employee’s estate and by any other Person who received Earned Shares directly or indirectly from the Employee, for a purchase price equal to the Market Value thereof. If the Company wishes to exercise the repurchase option granted hereto, it must provide written notice within the 60-day repurchase option period to the Employee specifying the number of Earned Shares it elects to purchase. Within 10 days after the exercise of the repurchase option by the Company, the then current holder or holders of such Earned Shares shall deliver the stock certificates representing the applicable Earned Shares to the Company, together with appropriate stock powers or stock assignments, in consideration for the purchase price specified above paid in the form of cash from the Company. Delivery of the Earned Shares and related stock powers by the holder shall constitute a representation to the Company that such person owns such Earned Shares free and clear of all adverse charges, liens, claims and encumbrances.
     (b) Spousal Trigger Event. Within 30 days after the occurrence of any Spousal Trigger Event affecting the Employee, the Employee shall give written notice of such Spousal Trigger Event to the Company. The failure of the Employee to give such notice shall in no way prevent the Company from exercising its rights under this Section 5(b). If the Employee does not succeed to the entire community property or other interest of the Employee’s spouse in the Restricted Shares and/or the Earned Shares, then the Company shall have the right, at its sole election, to purchase all or any portion of the Earned Shares then or thereafter owned by the Employee’s spouse or such spouse’s heirs, descendants or legal representatives or acquired by any other Person directly or indirectly from any of the foregoing. The Company’s repurchase rights described in the preceding sentence shall be exercisable during the 60-day period following the Company’s receipt of written notice of the Spousal Trigger Event (or actual knowledge of the occurrence of a Spousal Trigger Event) and during the 60-day period after each conversion of Restricted Shares into Earned Shares that occurs after the date of the Spousal Trigger Event with respect to shares held by the Employee’s spouse or such spouse’s heirs, descendants or legal representatives or any other Person who directly or indirectly acquires a portion of the Restricted Shares and/or Earned Shares from any of the foregoing. The purchase price for each Earned Share to be paid by the Company in the event it exercises a repurchase option granted hereto shall be the Market Value of such share as of the date of such exercise. If the Company wishes to exercise a repurchase option granted hereto, it must provide written notice within an applicable 60-day repurchase option period to the Employee, specifying the number of such Earned Shares it elects to purchase. Upon receipt of any such notice, the Employee will promptly deliver such notice to the Employee’s spouse or the Employee’s spouse’s estate representative, heirs or other appropriate Person, as applicable. Within 10 days after the exercise of a repurchase option by the Company, the then current holder or holders of such Earned Shares shall deliver the stock certificates representing the applicable Earned Shares to the Company, together with appropriate stock powers or stock assignments, in consideration for the purchase price specified above paid in the form of cash from the Company. Delivery of the Earned Shares and related stock powers by the holder shall constitute a representation to the Company that such person owns such Earned Shares free and clear of all adverse charges, liens, claims and encumbrances.
     6. Conditions to Transfers; Continued Applicability of Exhibit.
     (a) As a condition to any Transfer permitted under this Exhibit (including Permitted Transfers and Transfers contemplated by Sections 2, 3, 4 and 5), any transferee of the Earned Shares and his or her spouse shall be required to sign an agreement with the Company substantially in the form of this Exhibit. Notwithstanding such Person’s failure to execute an agreement in accordance with the preceding sentence (whether such Transfer resulted by operation of law or otherwise), such Person and such Earned Shares shall be subject to the same restrictions as if such Earned Shares were still held by the transferor.
     (b) No Earned Shares may be Transferred (other than pursuant to an effective registration statement under the Securities Act) unless the Employee first delivers to the Company evidence reasonably satisfactory to the Company (such as an opinion of counsel) to the effect that such Transfer is not required to be registered under the Securities Act; provided, the Company may waive any requirement to deliver a legal opinion under this Section 6(b).
     7. Standstill. With respect to an initial public offering or any other underwritten public offering, notwithstanding anything to the contrary in this Exhibit, the Employee shall not effect any public sale or distribution of any of the Earned Shares, including any sale pursuant to Rule 144, or any successor provision, under the Securities Act, during the 14 days prior to the anticipated effective date of the applicable registration statement or during the period after such effective date that the managing underwriter and the Company shall agree; provided, such post-effective date standstill period shall not exceed 180 days or be less than 90 days.
     8. Common Stock Legend.
     (a) In addition to any other legend that may be required by law, each certificate for Earned Shares shall bear a legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE

STOCKHOLDERS’ AGREEMENT DATED AS OF FEBRUARY 27, 2006, BY AND AMONG THE COMPANY AND CERTAIN SECURITYHOLDERS AND/OR THE RESTRICTED STOCK AGREEMENT DATED AS OF ___, 2006, AS AMENDED OR RESTATED FROM TIME TO TIME, COPIES OF EACH OF WHICH MAY BE OBTAINED UPON REQUEST FROM CONCHO RESOURCES INC. OR ANY SUCCESSOR THERETO.
     (b) If any Earned Shares cease to be subject to any and all restrictions on Transfer set forth in this Exhibit, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Earned Shares without the second sentence of the legend set forth above endorsed thereon.
     9. Definitions. As used in this Exhibit, the following terms shall have the respective meanings set forth below:
     “Affiliate” has the meaning assigned to such term in the Company’s 2006 Stock Incentive Plan.
     “Board” means the Board of Directors of the Company.
     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Midland, Texas are authorized or required by law to close.
     “Common Stock” means the common stock, par value $0.001 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Article IX of the Company’s 2006 Stock Incentive Plan.
     “Earned Shares” has the meaning assigned to such term in the Restricted Stock Agreement.
     “Employee Repurchase Event” means any of the following:
     (a) the termination of the Employee’s employment with the Company or its Affiliates for any reason;
     (b) the Transfer or attempted Transfer by the Employee of all or any portion of the Employee’s Common Stock in violation of this Exhibit;
     (c) the failure of the Employee to comply in any material respect with the terms of this Exhibit;
     (d) the occurrence of any of the following events affecting the Employee: (i) an assignment of a significant portion of the assets of the Employee for the benefit of the Employee’s creditors; (ii) the commencement of bankruptcy, reorganization, arrangement or liquidation proceedings, state or federal, by the Employee or against the Employee; or (iii) the attachment of, execution against, levy upon or other seizure of the Employee’s Common Stock; or

     (e) the Employee’s death.
     “Market Value” means the fair market value determined in good faith by the Board.
     “Permitted Transfer” means (a) any Transfer to (i) any parent, sibling, child or grandchild of the Employee, (ii) any trust, limited partnership, limited liability company or other entity having as its sole beneficiaries or owners the Employee, any Persons described in clause (a)(i) preceding or any combination of the foregoing or (iii) any institution qualified as tax-exempt under section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or any trust the beneficiaries of which include only such tax-exempt institutions, (b) any Transfer by any trust or other entity described in clause (a)(ii) to its beneficiaries or equity owners, (c) any Transfer designated as a “Permitted Transfer” by resolution of the majority of the disinterested directors of the Board and (d) any Transfer to the Company or any subsidiary of the Company.
     “Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
     “Restricted Shares” has the meaning assigned to such term in the Restricted Stock Agreement.
     “Sale of the Company Transaction” means any transaction or series of related transactions (including a recapitalization, merger or other business combination) that, after giving effect thereto, would result in the holders of all of the Common Stock outstanding immediately prior to the consummation of such transaction having record ownership, directly or indirectly, of less than 50% of all the common stock of the surviving entity outstanding immediately after the consummation of such transaction.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Spousal Trigger Event” means the occurrence of any of the following:
     (a) the divorce of the Employee; or
     (b) the death of the Employee’s spouse.
     “Transfer” including the correlative terms “Transferring” or “Transferred” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary, involuntary or by operation of law) of Common Stock, including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, risk of loss or opportunity for gain with respect to, or voting or other rights of any Common Stock are transferred or shifted to another Person.